EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT





     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-52674 of American Banknote Corporation on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 33-67560 of American Banknote Corporation on Form S-8; and Registration Statement No. 333-00223 of American Banknote Corporation on Form S-8 of our report dated March 17, 1998 appearing in this Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1997.











s/ Deloitte & Touche LLP
New York, New York
March 30, 1998